Bank of America and Bottomline Technologies Form Strategic Relationship for Electronic Payment and Invoice Network

Bottomline to Acquire Market-Leading SaaS Offering

PORTSMOUTH, N.H. and CHARLOTTE, N.C. – AUGUST 5, 2009 – Bank of America (NYSE: BAC) and Bottomline Technologies (NASDAQ: EPAY) today announced a strategic relationship to advance the growth of Bank of America’s market-leading electronic network for payment and invoice automation.

Bottomline Technologies will acquire Bank of America’s PayMode® product, operations and vendor network. The two companies are entering into a multi-year agreement to operate and enhance this innovative Software as a Service (SaaS) offering. In addition to continuing to market PayMode to new clients, Bank of America will retain existing PayMode client relationships and join Bottomline’s Strategic Advisory Council. The bank will also have an equity interest in the company via warrants for one million Bottomline shares.

Under this agreement, Bank of America and Bottomline will deliver next generation solutions for integrated payables automation, enabling businesses to capitalize on the two organizations’ shared vision for automated business-to-business electronic invoice and payment processing and remittance data delivery. With 80,000 vendors, PayMode is one of the largest and fastest-growing business-to-business payments networks operating today. The relationship will leverage Bottomline’s experience with SaaS solutions including its advanced invoice management workflow, global payment platforms and innovative cash management offerings used by leading corporations around the globe.

“PayMode remains an important part of Bank of America’s electronic payments suite of solutions,” said Dub Newman, Global Product Management executive for Bank of America. “This deal ensures clients will receive the same high level of service they expect from the PayMode service into the future. After a thorough evaluation, we concluded that working with Bottomline will accelerate the growth and capability of PayMode and enable us to quickly deliver an even more compelling offering to our clients. We selected Bottomline due to its deep domain expertise, focus on financial supply chain technology and impressive order-to-pay solution set. Combining forces, we will provide even greater value to our clients.”

“We have entered into a very significant relationship for Bottomline,” said Rob Eberle, President and CEO of Bottomline Technologies. “With Bank of America, we have teamed up with a truly market-moving organization and added one of the largest vendor networks available today to our payment and invoice management solution set. We believe that this arrangement will significantly accelerate our strategic plan and business model, while firmly establishing Bottomline as a leading player in financial supply chain automation.”

PayMode facilitates the electronic exchange of payments and invoices between organizations and suppliers. By making vendor payments electronically, organizations can quickly raise operational efficiency and derive greater value from the accounts payable and corporate treasury functions. In addition, there are significant environmental benefits achieved by cutting the use of paper checks, invoices and remittance advices, hence reducing all participants’ carbon footprint.

Today, approximately 550 Bank of America clients leverage PayMode for their payables automation and 80,000 suppliers receive electronic payments and comprehensive remittance data. This results in processing cost savings, improved working capital management and enhanced payment processes and controls. Approximately $300 billion in electronic transactions have been processed through PayMode since its inception. Bottomline will provide PayMode service and support for Bank of America and Bank of America clients under a long-term agreement, while making PayMode available to its own customers and other channels.

Financial terms of the arrangement, which is expected to close in the next 90 days, were not disclosed at this time. Bottomline expects the transaction to be accretive to its results during fiscal year ended June 30, 2010.

To help raise awareness of the environmental benefits achieved by transitioning from paper to electronic processing, Bottomline has posted a green savings calculator on its corporate web site. The calculator can be accessed by clicking this link: www.bottomline.com/gogreen.

About Bank of America

Bank of America is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 53 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and award-winning online banking with 29 million active users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to more than 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients in more than 150 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, global cash management, transactional documents and invoice approval. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Bank of America Media Contact:	Bottomline Media Contacts:
Will Wilson	Chip Martin
Bank of America	Bottomline Technologies
(980) 388-3360	(603) 501-5324
will.wilson@bankofamerica.com	cmartin@bottomline.com

Kevin Donovan
Bottomline Technologies
(603) 501-5240
kdonovan@bottomline.com

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the strategic relationship between Bottomline and Bank of America, the expected timetable for completing the transaction, future financial and operating results and benefits expected to result from the transaction and strategic relationship and the impact of the strategic relationship on Bottomline’s strategic plan and business model, as well as any other statements about Bottomline or Bank of America’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will”, “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability of Bottomline to successfully integrate and operate PayMode technology, operations and employees; the ability to realize anticipated benefits of the transaction; and the other factors described in Bottomline’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and its most recent quarterly report filed with the SEC. Bottomline and Bank of America disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.